UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 24, 2024
_____________________________________________
Iridium Communications Inc.
(Exact name of registrant as specified in its charter)
_____________________________________________

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard
Suite 1400
McLean, VA 22102
(Address of principal executive offices)

703-287-7400
(Registrant’s telephone number, including area code)
_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IRDM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On July 24, 2024, Iridium Communications Inc. (the “Company”) announced the launch of a $200 million incremental term loan to be marketed on the same terms as the $1.62 billion of term loans under its existing Amended and Restated Credit Agreement, dated as of September 20, 2023, with Iridium Satellite LLC, as borrower; Iridium Holdings LLC, as guarantor; solely with respect to Section 10.12 thereof, the Company; various lenders; and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent; with Deutsche Bank Securities Inc., Barclays Bank PLC, Royal Bank of Canada, and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Bookrunners. The Company intends to use the proceeds of the incremental term loan to accelerate the pace of share repurchases under its existing share repurchase program and for other general corporate purposes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).*
*    Submitted electronically with this Report in accordance with the provisions of Regulation S-T

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 IRIDIUM COMMUNICATIONS INC.

Date: July 24, 2024                     By:    /s/ Kathleen A. Morgan
                                 Name:     Kathleen A. Morgan
                                 Title:     Chief Legal Officer